EXHIBIT 10.4

                            PROMISSORY NOTE AGREEMENT

Loan Amount: $7,500 United States Dollars                    Due: April 16, 2016

For value received, the undersigned promises to pay to Foxglove Trading Inc. ("Holder"), the sum of Seven Thousand Five Hundred United States Dollars (USD$7,500), with interest on so much of the Principal Sum as shall from time to time remain unpaid, at a rate which is eight percent (8%) percent per annum calculated annually after the Principal Sum is advanced to the undersigned, payment to be made by money wire payable to and delivered to Foxglove Trading Inc., Suite 13 Oliaji Trade Centre, Francis Rachel Street, Victoria, Seychelles (the "Principal Amount and interest herein collectively referred to from time to time as the "Secured Moneys").

The whole of the Secured Moneys shall be paid to the Holder on or before April 16, 2016.

The undersigned herein waives presentment, demand, notice or dishonor and protest or further notice of any kind and agrees that it shall remain liable in respect of this Note as if presentment, demand, notice of dishonor and protest had been duly made or given.

Dated this 28th day of June 2015.


/s/ Mark Radom
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For First American Silver Corp.
1 Nachal Maor, Suite 2
Ramat Bet Shemesh
Israel 99623